UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

Investar Holding Corporation

(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7244 Perkins Road

Baton Rouge, Louisiana 70808

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) Investar Holding Corporation (the “Company”) announced today that effective October 14, 2015, Dane M. Babin will serve as the new Executive Vice President and Chief Operations Officer of the Company and Investar Bank (the “Bank”), a wholly owned subsidiary of the Company, replacing Ryan P. Finnan, who previously served as the Chief Operations Officer of the Bank. Mr. Babin, 39, has over 20 years of banking experience and joined Investar Bank as Operations Manager in July 2015 after serving as Chief Information Officer for Business First Bank in Baton Rouge, Louisiana from March 2008 to July 2015. Mr. Finnan will assume his new position as the Bank’s Executive Vice President and Consumer and Business Banking President.

Also, effective October 14, 2015, Christopher L. Hufft will serve as the Company’s and the Bank’s Executive Vice President and Chief Financial Officer. Concurrently, Rachel P. Cherco, will assume the role of Executive Vice President and Chief Accounting Officer of the Company and the Bank, will serve as the Treasurer of the Company, and will continue to serve as the Cashier of the Bank.

These appointments were made by the Company’s and Bank’s boards of directors on October 14, 2015.

Mr. Babin will serve as the Company’s principal operating officer as of the effective time of his appointment as Chief Operations Officer. Mr. Hufft became the Company’s co-principal financial officer with Ms. Cherco on March 1, 2015. Mr. Hufft became the Company’s sole principal financial officer on April 1, 2015. Mr. Hufft served as the Company’s principal accounting officer from February 2014 until that role was assumed by Ms. Cherco as of the effective time of her appointment as Chief Accounting Officer.

Mr. Hufft, 42, joined the Bank in February 2014 as its Chief Accounting Officer. Prior to joining the Bank, Mr. Hufft served as the Vice President of Accounting at Amedisys, Inc., a publicly-traded home health and hospice company from July 2005. Mr. Hufft, a licensed certified public accountant, also spent seven years in public accounting, serving both public and privately-held clients in the banking, healthcare and manufacturing sectors.

Ms. Cherco, 55, served as Chief Financial Officer of the Bank from 2006 until the effective time of her appointment as Chief Accounting Officer. Prior to that time, Ms. Cherco was the Chief Financial Officer of United Community Bank from its chartering in 1998 until 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: October 14, 2015	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer